Exhibit 99.B(d)(1)(g)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
THE VICTORY PORTFOLIOS
and
VICTORY CAPITAL MANAGEMENT INC.

Dated August 1, 2013

	Name of Fund	Fee*	Approved By Shareholders	Approved by Trustees	Must Be Approved By

1.	Balanced Fund	0.60% on the first $400 million, 0.55% on the next $400 million, and 0.50% on assets in excess of $800 million	June 7, 2013	December 3, 2014	December 31, 2015

2.	Diversified Stock Fund	0.65% on the first $800 million, 0.60% on the next $1.6 billion, and 0.55% on assets in excess of $2.4 billion	June 21, 2013	December 3, 2014	December 31, 2015

3.	Dividend Growth Fund	0.70% on the first $1.5 billion, 0.65% on the next $1.5 billion, and 0.60% on assets in excess of $3 billion	May 17, 2013	December 3, 2014	December 31, 2015

4.	Emerging Markets Small Cap Fund	1.25%	March 31, 2014	February 19, 2014	December 31, 2015

5.	Established Value Fund	0.65% on the first $100 million, 0.55% on the next $100 million, and 0.45% on assets in excess of $200 million	June 7, 2013	December 3, 2014	December 31, 2015

6.	Fund for Income	0.50% on the first $400 million, 0.45% on the next $400 million, and 0.40% on assets in excess of $800 million	June 7, 2013	December 3, 2014	December 31, 2015

7.	Global Equity Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion, and 0.70% on assets in excess of $5 billion	May 17, 2013	December 3, 2014	December 31, 2015

8.	Integrity Mid-Cap Value Fund	0.75% of the first $500 million of average daily net assets; and 0.70% of average daily net assets in excess of $500 million	October 31, 2014	May 22, 2014	December 31, 2015

9.	Integrity Micro-Cap Equity Fund	1.00%	October 31, 2014	May 22, 2014	December 31, 2015

*  Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

10.	Integrity Small-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million	October 31, 2014	May 22, 2014	December 31, 2015

11.	Integrity Small/Mid-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million	October 31, 2014	May 22, 2014	December 31, 2015

12.	International Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion, and 0.70% on assets in excess of $5 billion	May 17, 2013	December 3, 2014	December 31, 2015

13.	International Select Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion, and 0.70% on assets in excess of $5 billion	May 17, 2013	December 3, 2014	December 31, 2015

14.	Investment Grade Convertible Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	May 17, 2013	December 3, 2014	December 31, 2015

15.	Large Cap Growth Fund	0.75% on the first $400 million, 0.65% on the next $400 million and 0.60% on assets in excess of $800 million	June 7, 2013	December 3, 2014	December 31, 2015

16.	Munder Emerging Markets Small Cap Fund	1.10%	October 31, 2014	May 22, 2014	December 31, 2015

17.	Munder Growth Opportunities Fund	0.75% of the first $1 billion of average daily net assets; 0.72% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion	October 31, 2014	May 22, 2014	December 31, 2015

18.	Munder Index 500 Fund	0.20% of the first $250 million of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million	October 31, 2014	May 22, 2014	December 31, 2015

19.	Munder International Fund-Core Equity	0.80% on the first $1 billion of average daily assets; and 0.75% of the average daily net assets in excess of $300 million	October 31, 2014	May 22, 2014	December 31, 2015

20.	Munder International Small-Cap Fund	0.95% on the first $1 billion of average daily net assets; and 0.90% of the average daily net assets in excess of $1 billion	October 31, 2014	May 22, 2014	December 31, 2015

21.	Munder Mid-Cap Core Growth Fund	0.75% on the first $6 billion of average daily net assets, 0.70% on the next $2 billion, and 0.65% on average daily net assets exceeding $8 billion	October 31, 2014	May 22, 2014	December 31, 2015

22.	Munder Small Cap Growth Fund	0.85%	April 30, 2015	February 18, 2015	December 31, 2016

23.	Munder Total Return Bond Fund	0.40%	October 31, 2014	May 22, 2014	December 31, 2015

24.	National Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million, and 0.45% on assets in excess of $800 million	May 17, 2013	December 3, 2014	December 31, 2015

25.	Ohio Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million, and 0.45% on assets in excess of $800 million	May 17, 2013	December 3, 2014	December 31, 2015

26.	Select Fund	0.65% on the first $2.5 billion, 0.60% on the next $2.5 billion, and 0.60% on assets in excess of $5 billion	December 31, 2013	October 23, 2013	December 31, 2015

27.	Small Company Opportunity Fund	0.85% on the first $500 million, 0.75% on assets in excess of $500 million	May 17, 2013	December 3, 2014	December 31, 2015

28.	Special Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	August 15, 2013	December 3, 2014	December 31, 2015

Current as of February 18, 2015

THE VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer

Title:	President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo

Title:	CFO